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                                                                   EXHIBIT 10.34

                       AMENDED SERVICE AGREEMENT BETWEEN
                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK
                        AND CITADEL HOLDING CORPORATION


          This Amended Service Agreement (the "Agreement") is entered into as of August 1, 1994, by and between FIDELITY FEDERAL BANK, a Federal Savings Bank (the "Bank") and CITADEL HOLDING CORPORATION, a Delaware corporation ("Citadel"), with respect to the following facts.

          A.  The Bank and Citadel are affiliated entities.

          B. The Bank and Citadel previously entered into a Service Agreement dated as of January 1, 1993.

          C. The Bank and Citadel desire to amend the Service Agreement to reflect a reduction in the services to be provided by the Bank to Citadel.

          D. Citadel has requested the Bank to provide it with a variety of support services, including payroll, legal, accounting, and accounts payable. The Bank is willing to provide such services to Citadel on the terms and conditions set forth in this Agreement.

          The parties agree as follows:


                             ARTICLE I. -- GENERAL

          SECTION 1.1  GENERAL OBLIGATIONS OF THE BANK.  The Bank shall provide
                       -------------------------------
Citadel with all payroll, legal, accounting, and accounts payable services as may reasonably be required by Citadel. The accounting services described herein will be coordinated by the Bank's Controller or other Bank officer of a similar level of authority jointly approved by Citadel and the Bank. All services rendered by the Bank pursuant to this Agreement shall be subject to the direct oversight and review of the Designated Citadel Officer (as that term is defined in Section 1.2 of this Agreement). Except as otherwise provided herein, the Bank shall have no authority under this Agreement to bind Citadel to any obligation or act on behalf of Citadel.

          SECTION 1.2  GENERAL OBLIGATIONS OF CITADEL.  A Citadel officer shall
                       ------------------------------
oversee the performance of all services of the Bank hereunder. Such officer shall be designated from time to time by Citadel in writing (the "Designated Citadel Officer"). The Designated Citadel Officer shall assist the Bank's employees regarding the performance of services hereunder in accordance with Citadel's policies and procedures. The initial Designated Citadel Officer shall be the President and Chief Executive Officer of Citadel.

          SECTION 1.3  PERFORMANCE STANDARDS.  The Bank shall provide the
                       ---------------------
services pursuant to this Agreement at a level of performance, including timeliness and accuracy, equivalent to the level at which it provides comparable services on its own behalf. The Bank shall handle all checks, wire transfer instructions and negotiable instruments on behalf of Citadel with the same degree of care as it handles its own checks, wire transfer instructions and negotiable instruments.
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The Bank shall abide by the policies and procedures of Citadel with respect to the services to be performed hereunder as Citadel shall indicate to the Bank from time to time.

          SECTION 1.4  DATA OWNERSHIP.  The Bank does not hereby convey, nor
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does Citadel hereby obtain, any right in the programs, systems, data, information or materials (including any of the Bank's customer information to which Citadel may have access) that are utilized or provided by the Bank in the performance of the services under this Agreement. Citadel does not hereby convey, nor does the Bank hereby obtain, any right in the programs, systems, data, information or materials supplied by Citadel to the Bank pursuant to this Agreement regarding Citadel's customers and activities.

          SECTION 1.5  CONFIDENTIALITY.  It is understood that, in the
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performance by the Bank of its services under this Agreement, the Bank may have access to private or confidential information regarding Citadel and Citadel's customers. The Bank shall use that degree of care it exercises to protect its own private or confidential information to keep, and to have its employees and agents keep, any and all private or confidential information of Citadel strictly confidential and to use such information only for purposes related to this Agreement or as otherwise agreed to by Citadel. The Bank shall disclose such information only to its employees or agents required to have access thereto for the performance of this Agreement. This Section 1.5 is in addition to any other obligation of the Bank or Citadel to maintain the confidentiality of confidential or private information, which obligation arises under any other agreement entered into by the Bank and Citadel.

          SECTION 1.6  LIMIT OF OBLIGATION.  The Bank's obligation under Section
                       -------------------
1.5 hereof shall not apply to any information supplied that:

               (a) was known to the receiving party prior to the disclosure by the other;
               (b) is or becomes generally available to the public other than by breach of this Agreement; or

               (c) otherwise becomes lawfully available on a non-confidential basis from a third party who is not under an obligation of confidence to the other party.

          SECTION 1.7  REGULATION.  It is understood and agreed by the parties
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hereto that the performance or receipt of the services hereunder may be subject to regulation or examination by federal and state regulatory agencies. The Bank and Citadel shall each submit and furnish to any such agency such reports or other data as shall be required under applicable law and regulation. If either party so requests, the other party shall notify the first party, and then prior to submission of any such reports or data shall provide the first party with copies of such submissions, unless otherwise provided by applicable law or court order.

          SECTION 1.8  PROTECTION OF DATA.  The Bank shall maintain such backup
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procedures and other safeguards against the destruction, loss or alteration of any of Citadel's data which the Bank employs in connection with its own data processing, or which shall be required under law or regulation applicable to the Bank.

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          SECTION 1.9  RISK OF DATA LOSS.  Should any of Citadel's data be lost
                       -----------------
or destroyed due to any negligent act or omission of the Bank or any other breach of the security obligations of this Agreement, the Bank will be responsible, at its own expense, for the prompt reconstruction of such data with a high priority allocation of time and resources to complete the reconstruction as quickly as possible.

          SECTION 1.10  RECORD RETENTION.  The Bank shall implement reasonable
                        ----------------
security measures and procedures to protect records and other documents related to the services performed pursuant to this Agreement from unauthorized access by third parties. Employees of the Bank shall have such access to the records and documents of Citadel as may be required for the performance of the Bank's services hereunder.

                     ARTICLE II. -- LIMITATION OF LIABILITY

          SECTION 2.1  INDEMNIFICATION OF THE BANK.  Citadel shall indemnify the
                       ---------------------------
Bank and its directors, officers, employees and agents ("Bank Indemnified Parties") and hold each of them harmless from and against and defend them against, any and all claims, damages, losses, penalties, expenses, costs and/or liabilities (including attorneys, fees and court costs) that are caused by or result from (a) any gross negligence or willful act or omission of Citadel in the course of or related to Citadel's performance or obligations hereunder or
(b) any act or omission of the Bank taken at the express direction of an officer of Citadel, and that are not caused by or the result of the willful misconduct or gross negligence or violation of applicable law by the Bank. Citadel's obligation to indemnify any Bank Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason.

          SECTION 2.2  INDEMNIFICATION OF CITADEL.  The Bank shall indemnify
                       --------------------------
Citadel and its directors, officers, employees and agents ("Citadel Indemnified Parties") and hold each of them harmless from and against and defend them against, any and all claims, damages, losses, penalties, expenses, costs and/or liabilities (including attorneys' fees and court costs) that are caused by or result from (a) any gross negligence or willful act or omission of the Bank in the course of or related to the Bank's performance or obligations hereunder or
(b) any act or omission of Citadel taken at the express direction of an officer of the Bank, and that are not caused by or the result of the willful misconduct or gross negligence, or violation of applicable law by Citadel. The Bank's obligation to indemnify any Citadel Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason.


                      ARTICLE III. -- TERM AND TERMINATION

          SECTION 3.1  TERM.  This Agreement shall become effective, without
                       ----
further action, as of August 1, 1994 (the "Effective Date"). The term of the Agreement shall be month to month from the Effective Date. The Service Agreement entered into as of January 1, 1993 by and between the Bank and Citadel shall terminate on the Effective Date.

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          SECTION 3.2 TERMINATION BY MUTUAL AGREEMENT; TERMINATION WITHOUT
                      ----------------------------------------------------
CAUSE. This Agreement shall be terminated:
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               (a) immediately upon mutual written agreement of the parties; or

               (b) at any time by either party upon thirty (30) days written notice to the other party.

          SECTION 3.3  TERMINATION UPON DEFAULT.  The breach by either party of
                       ------------------------
a material term or condition of this Agreement shall constitute an event of default ("Event of Default"). If such Event of Default is not cured by the defaulting party to the reasonable satisfaction of the non-defaulting party within thirty (30) days after delivery of written notice describing the Event of Default, then the non-defaulting party shall be entitled, at its sole election, to terminate this Agreement immediately upon written notice to the other party.

          SECTION 3.4  TERMINATION BY REASON OF BANKRUPTCY.  In the event of the
                        ----------------------------------
occurrence of any of the following events, each party shall have the right to terminate this Agreement immediately upon providing written notice to the other party:

               (a) the commencement of any bankruptcy, insolvency, reorganization, dissolution, liquidation of debt, receivership or conservatorship proceeding or other similar proceeding under federal or state bankruptcy, debtors relief, securities, bank regulatory or other law by or against the other party; or

               (b) the suspension or termination of business or dissolution of, or the appointment of a receiver, conservator, trustee or similar officer to take charge of, a substantial part of the property of the other party.

          SECTION 3.5  TRANSFER OF DATA AND COOPERATION IN TRANSFER.  Upon the
                       --------------------------------------------
expiration or earlier termination of this Agreement for any reason, the Bank shall immediately deliver to Citadel all data, files, records and documents maintained by the Bank on behalf of Citadel under this Agreement, and shall fully cooperate in the transfer of any servicing functions pursuant to this Agreement to Citadel. Citadel shall compensate the Bank for such services to the same extent as if such services had been performed during the term of this Agreement, and the Bank shall perform such services according to such standards, including confidentiality, security and accuracy, as were in effect during the term of this Agreement.

          SECTION 3.6  SURVIVAL OF CERTAIN OBLIGATIONS.  Expiration or earlier
                       -------------------------------
termination of this Agreement for any reason shall not terminate the obligations set forth in Sections 1.5, 2.1, 2.2 and 3.5 or the obligation of Citadel to make all payments required under Article IV of this Agreement.

                          ARTICLE IV. -- CONSIDERATION

          SECTION 4.1  PERSONNEL EXPENSES.  In addition to the sums payable
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under Section 4.2 of this Agreement, Citadel shall pay to the Bank a monthly fee
(the "Monthly Personnel Fee") for the

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use of all of the Bank's employees whose services are used for the benefit of
Citadel hereunder (the "Bank Employees"). The Monthly Personnel Fee shall be determined as follows:

          A. The Monthly Personnel Fee shall be equal to Citadel's pro rata share of the monthly costs, including all salaries, bonuses, retirement contributions, fringe benefits, social security taxes, unemployment insurance premiums and all other costs, associated with each Bank Employee, multiplied by the percentage of each such Bank Employee's total working time that is devoted to the rendering of services to Citadel hereunder (the "Percentage").

          B. The parties agree that, from and after the commencement of the term of this Agreement, the initial Percentage for each Bank Employee shall be conclusively determined to be an amount which reflects the best independent judgment on the part of each of the parties. The Percentage for each Bank Employee, and the Monthly Personnel Fee shall be adjusted periodically as provided below.

          C. The Bank shall conduct a written survey to be updated periodically of each Bank Employee to determine the Percentage of the Bank Employee's total working time that is, on average, devoted to the rendering of services to Citadel hereunder. Following completion of such survey, the Bank shall, in its sole discretion, separately determine the amount of the Percentage for each Bank Employee.

          D. The Percentage for any Bank Employee that commences rendering services to Citadel hereunder after the commencement of the term of this Agreement shall be established in good faith by the Bank after consultation with Citadel. The Percentage for each such Bank Employee shall thereafter be adjusted a set forth above.

          E. The parties recognize and acknowledge that issues regarding the calculation of the appropriate Monthly Personnel Fee for individual Bank Employees are likely to arise which are not addressed by this Section 4.1 In those instances, the Bank shall, following consultant with Citadel, establish in good faith the methodology for determining the Monthly Personnel Fee for such Bank Employees. In doing so, the Bank shall be guided by the general principles reflected in this Section 4.1.

          SECTION 4.2  DIRECT EXPENSES.  Citadel shall pay its own direct
                       ---------------
expenses or shall reimburse to the Bank any direct expenses the Bank may advance at the direction of Citadel and on its behalf. The following shall be considered direct expenses:

               a. Legal and consulting fees.

               b. American Stock Exchange Listing Fees.

               c. Transfer agent fees.

               d. Similar expenses billed to or determined by the Bank using fair and reasonable accounting standards to be expenses of Citadel and not the Bank. Direct

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                  expenses attributable to both the Bank and Citadel shall be allocated between them by the Bank, using fair and reasonable accounting standards.

     SECTION 4.3  ALLOCATION OF OVERHEAD.  The Bank shall charge Citadel a fair
                  ----------------------
allocation of overhead expenses incurred by the Bank on its behalf that are not direct expenses. The portion allocated to Citadel shall be fixed from time to time by the Bank using fair and reasonable accounting standards.

     SECTION 4.4  PROFIT.  In addition to the sums payable to the Bank under
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Sections 4.1 and 4.3 of this Agreement, Citadel shall pay an additional ten percent of such sum representing the profit to the Bank for furnishing services in this Agreement.

     SECTION 4.5  PAYMENT OF FEES.  Citadel shall pay the payments to the Bank
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contemplated by this Agreement promptly following the end of each calendar month. Citadel shall establish and maintain a demand deposit account with a bank acceptable to Bank or with the Bank (the "Account") for purposes of effecting the payments to the Bank contemplated by this Agreement. Citadel shall maintain on deposit funds sufficient to allow it to satisfy the payments that are expected to be payable to the Bank during each calendar month. Citadel shall make such other deposits to the Account as may be necessary to maintain the balance of the Account at such a level. In the event that the actual payments owing to the Bank exceed the balance of the Account, Citadel shall, upon the request of the Bank, immediately pay to the Bank the amount of the shortfall. All amounts paid by Citadel to the Account or to the Bank under this Agreement shall be paid in the lawful money of the United States of America. Citadel hereby irrevocably authorizes the Bank to deduct from the Account from time to time all amounts owing to the Bank pursuant to this Agreement without any prior notice to or further authorization from Citadel. The procedure for making payment set forth in this Section 4.4 is for the convenience of the parties and to assist the Bank in complying with certain laws and regulations. Anything herein to the contrary notwithstanding, Citadel's obligation to make payments to the Bank under this Agreement is absolute, and such amounts shall be payable by Citadel to the Bank on demand in the event that, for any reason, the funds available to the Bank in the Account are insufficient to satisfy such obligation in full. Upon demand of the Bank, Citadel shall prepay or advance to the Bank such funds as the Bank deems necessary to cover projected payments for up to one month's estimated payments to the Bank, if the Bank determines that this is necessary or desirable to facilitate the Bank's compliance with all laws and regulations applicable to it.


                          ARTICLE V. -- MISCELLANEOUS

     SECTION 5.1  NOTICES.  Any written notice required or permitted to be given
                  -------
to the parties hereunder shall be addressed as follows:

          If to the Bank:     Fidelity Federal Bank, FSB
                              600 North Brand Boulevard
                              P.O. Box 1631
                              Glendale, California  91203
                              Attention:  President

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          If to Citadel:      Citadel Holding Corporation
                              600 North Brand Boulevard
                              P.O. Box 1631
                              Glendale, California  91203
                              Attention:  President

All written notices shall be delivered in person or shall be sent by registered or certified mail, return receipt requested, and shall be deemed effective, seventy-two (72) hours after the same is mailed as provided above with postage prepaid. Notice sent by any other method shall be effective only upon actual receipt. The parties to this Agreement, by notice in writing, may designate another to whom notices shall be given pursuant to this Agreement.

     SECTION 5.2  INDEPENDENT CONTRACTOR STATUS OF THE BANK.  The relationship
                  -----------------------------------------
of the Bank and Citadel under this Agreement is that of independent contractors. Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between the parties hereto.

     SECTION 5.3  INCORPORATED PROVISIONS.  All provisions of statutes and
                  -----------------------
regulations applicable to the Bank and Citadel and this Agreement (including the agreement to pay examination costs set forth in Section 545.74(b)(4) of the regulations of the Office of Thrift Supervision) are hereby incorporated herein as if set forth in full verbatim.

     SECTION 5.4  ASSIGNMENT; SUBCONTRACTING.  This Agreement shall not be
                  --------------------------
assignable in whole or in part by the Bank or Citadel without the other party's prior written consent, and any attempted assignment without such consent shall be null and void.

     SECTION 5.5  AUTHORITY.  Each party to this Agreement hereby represents and
                  ---------
warrants to the other that it has the full right, power and authority to enter into and perform this Agreement in accordance with all the terms, provisions, covenants and conditions hereof and that the execution and delivery of this Agreement have been duly authorized by proper corporate action.

     SECTION 5.6  WAIVER.  No term or provision hereof will be deemed waived,
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and no variation of terms or provisions hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced. Any delay, waiver or omission by the Bank or Citadel to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by the Bank or Citadel of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

     SECTION 5.7  SUCCESSORS.  Subject to the restrictions on assignment
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contained herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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     SECTION 5.8  COMPLIANCE WITH LAWS AND REGULATIONS.  Each party agrees that
                  ------------------------------------
it will obtain all licenses and other governmental authorizations and approvals required for the performance of its obligations under this Agreement and will perform its obligations hereunder in accordance with all applicable federal, state and local laws, rules and regulations now or hereafter in effect.

     SECTION 5.9  GOVERNING LAW.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of California, except where federal law is applicable.

     SECTION 5.10  HEADINGS NOT CONTROLLING.  Headings used in this Agreement
                   ------------------------
are for reference purposes only and shall not be deemed a part of this Agreement.

     SECTION 5.11  ENTIRE AGREEMENT.  This Agreement constitutes the only
                   ----------------
agreement between the parties hereto relating to the subject matter hereof, except where expressly noted herein, and all prior negotiations, agreements and understandings, whether oral or written, are superseded or canceled hereby.

     SECTION 5.12  ARMS LENGTH AGREEMENT.  The parties hereto acknowledge that
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the terms of this Agreement are substantially the same as, or at least as favorable to the Bank as those prevailing as of the effective date hereof for comparable transactions with or involving other non-affiliated companies and, in the absence of comparable transactions, on terms at least as favorable as in good faith would be offered to non-affiliated companies.

     SECTION  5.13  MODIFICATION.  This Agreement may not be amended or modified
                    ------------
except in a written document signed by both parties.

     SECTION  5.14  SEVERABILITY.  If any provision of this Agreement is
                    ------------
declared or found to be illegal, unenforceable or void, this Agreement shall be construed as if not containing that provision, the rest of the Agreement shall remain in full force and effect, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     SECTION 5.15  FORCE MAJEURE.  Neither party shall be liable for a delay in
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performance or failure to perform any obligation under this Agreement to the extent such delay is due to causes beyond the control of that party and is without its fault or negligence, including, but not limited to, acts of God, labor disputes, governmental regulations or orders, civil disturbance, war conditions, fires, or due to a failure by the other party to satisfy its obligations under this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed and delivered by its duly authorized officer.

FIDELITY FEDERAL BANK, FSB           CITADEL HOLDING CORPORATION


By: /s/ Richard M. Greenwood         By: /s/ Steve Wesson
   -------------------------------      -------------------------------
Name:  Richard M. Greenwood          Name:   Steve Wesson
Title: President and CEO             Title:  President and CEO

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